UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 29, 2004


                             Commerce Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

         New Jersey                      0-12609               22-2433468
 (State or other jurisdiction          (Commission           (IRS Employer
     of incorporation)                  File Number)         Identification No.)


Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ         08034-5400
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (856) 751-9000

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5. Other Events and Regulation FD Disclosure.

         This Current Report on Form 8-K may contain certain forward-looking statements regarding Commerce Bancorp, Inc.'s business and prospects that are based upon numerous assumptions about future conditions which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. Such forward-looking statements involve risks and uncertainties and any one or a combination of these risks could have a material adverse effect on Commerce Bancorp, Inc.'s business, financial condition and results of operations. On June 29, 2004 Commerce Bancorp Inc., issued the following press release:

                                    CONTACTS
                                           David Flaherty
                                           VP/Corporate Communications
                                           (856) 751-9000

         June 29, 2004 -- Cherry Hill, NJ -- Commerce Bancorp, Inc. (NYSE: CBH) announced that two officers of its Philadelphia bank subsidiary have been suspended as a result of their indictment announced in Philadelphia today. The two officers are not executive officers of the Company.

         The Company has confirmed that neither it, nor any of its subsidiaries or other officers and employees are targets of the investigation. The Company has fully cooperated with this investigation.

         The Company believes that this will have no material negative financial impact on the Company.

         Commerce Bancorp, Inc. is a $26.0 billion multi-bank holding company headquartered in Cherry Hill, New Jersey with nearly 300 convenient stores, serving New Jersey, Pennsylvania, Delaware and New York.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            COMMERCE BANCORP, INC.




Date: June 29, 2004                         By:  /s/ Douglas J. Pauls
                                                 ------------------------
                                                 Douglas J. Pauls
                                                 Senior Vice President and
                                                 Chief Financial Officer





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